                                                                     EXHIBIT 1.1

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                              VORNADO REALTY TRUST

                    (a Maryland real estate investment trust)

                      6.625% Series I Cumulative Redeemable
                     Preferred Shares of Beneficial Interest

                    (Liquidation Preference $25.00 Per Share)

                             UNDERWRITING AGREEMENT

                             Dated: August 23, 2005

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

                                TABLE OF CONTENTS

Underwriting Agreement.....................................................    1

SECTION 1.  Representations and Warranties.................................    2
   (a)      Representations and Warranties by the Company..................    2
            (i) Incorporated Documents.....................................    2
            (ii) Compliance with Registration Requirements.................    3
            (iii) Form S-3 Eligibility.....................................    3
            (iv) No Material Adverse Change in Business....................    3
            (v) Good Standing of the Company...............................    4
            (vi) Qualification as a REIT...................................    4
            (vii) Good Standing of the Operating Partnership...............    4
            (viii) Good Standing of Subsidiaries...........................    4
            (ix) Capitalization............................................    5
            (x) Authorization and Description of the Preferred Shares......    5
            (xi) Absence of Conflicts and Defaults.........................    5
            (xii) Authorization of this Underwriting Agreement.............    6
            (xiii) Absence of Proceedings..................................    6
            (xiv) No Violations or Defaults................................    6
            (xv) Accuracy of Certain Descriptions..........................    6
            (xvi) Investment Company Act...................................    6
            (xvii) Independent Public Accountants..........................    6
            (xviii) Financial Statements...................................    7
            (xix) Title to Property........................................    7
            (xx) Environmental Laws........................................    8
            (xxi) No Stabilizing Actions...................................    8
            (xxii) No Fiduciary Duty.......................................    8
   (b)      Officers' Certificates.........................................    9

SECTION 2.  Sale and Delivery to the Underwriters; Closing.................    9
   (a)      Initial Securities.............................................    9
   (b)      Option Securities..............................................    9
   (c)      Payment........................................................    9
   (d)      Denominations; Registration....................................   10
   (e)      Offering by the Underwriters...................................   10

SECTION 3.  Covenants of the Company.......................................   10
   (a)      Delivery of Registration Statements............................   10
   (b)      Delivery of Prospectus.........................................   11
   (c)      Continued Compliance with Securities Laws......................   11
   (d)      Rule 158.......................................................   11
   (e)      Use of Proceeds................................................   11
   (f)      Listing........................................................   11

SECTION 4.  Payment of Expenses............................................   11
   (a)      Expenses.......................................................   11


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
   (b)      Termination of Agreement.......................................   12

SECTION 5.  Conditions of Underwriters' Obligations........................   12
   (a)      Effectiveness of Registration Statement........................   12
   (b)      Opinions of Counsel for the Company............................   12
   (c)      Opinion of Special Maryland Counsel for the Company............   13
   (d)      Opinion of Counsel for the Underwriters........................   13
   (e)      Officers' Certificate..........................................   13
   (f)      Accountants' Comfort Letter....................................   13
   (g)      Bring-down Comfort Letter......................................   13
   (h)      Maintenance of Rating..........................................   14
   (i)      Approval of Listing............................................   14
   (j)      Conditions to Purchase of Option Securities....................   14
            (i) Officers' Certificate......................................   14
            (ii) Opinions of Counsel for the Company.......................   14
            (iii) Opinion of Counsel for the Underwriter...................   14
            (iv) Bring-down Comfort Letter.................................   14
            (v) No Downgrading.............................................   15
   (k)      Additional Documents...........................................   15
   (l)      Termination of Agreement.......................................   15

SECTION 6.  Indemnification................................................   15
   (a)      Indemnification of Underwriters................................   15
   (b)      Indemnification of Company, Operating Partnership, Trustees,
            Partners and Officers..........................................   16
   (c)      Actions against Parties; Notification..........................   16
   (d)      Settlement without Consent if Failure to Reimburse.............   17

SECTION 7.  Contribution...................................................   17

SECTION 8.  Representations, Warranties and Agreements to Survive
            Delivery.......................................................   18

SECTION 9.  Termination of Agreement.......................................   19
   (a)      Termination; General...........................................   19
   (b)      Liabilities....................................................   19

SECTION 10. Default by One or More of the Underwriters.....................   19

SECTION 11. Notices........................................................   20

SECTION 12. Parties........................................................   20

SECTION 13. Governing Law and Time.........................................   21

SECTION 14. Effect of Headings.............................................   21

SCHEDULES
   Schedule A - List of Underwriters................................     Sch A-1
   Schedule B - Terms of Preferred Shares...........................     Sch B-1

EXHIBITS
   Exhibit A - Form of Opinion of Company's Counsel.................         A-1
   Exhibit B - Form of Opinion of Special Maryland Counsel to the
               Company..............................................         B-1

ANNEX
   Annex I - Selling Restrictions...................................   Annex I-1

                              VORNADO REALTY TRUST

                    (a Maryland real estate investment trust)

                                7,000,000 Shares
                      6.625% Series I Cumulative Redeemable
                     Preferred Shares of Beneficial Interest
                            (No Par Value Per Share)

                             Underwriting Agreement

                                                                 August 23, 2005

Morgan Stanley & Co. Incorporated
UBS Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
   as Representatives of the Several Underwriters
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

     Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), confirms its agreement with Morgan Stanley & Co. Incorporated ("Morgan Stanley"), UBS Securities LLC ("UBS"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Morgan Stanley, UBS and Merrill Lynch are acting as Representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the number of 6.625% Series I Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value per share, of the Company ("Preferred Shares") set forth above, and with respect to the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of 1,050,000 additional Preferred Shares to cover over-allotments, if any. The aforesaid 7,000,000 Preferred Shares (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 1,050,000 Preferred Shares subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

     The Company understands that the Underwriters propose to offer the Securities (the "Offering") as soon after the execution and delivery hereof as in the judgment of the Representatives is advisable.

     The Company has filed with the Securities and Exchange Commission (the "Commission") one or more registration statements on Form S-3, including a prospectus relating to the Preferred Shares and other securities of the Company for the registration of such securities under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statements have been declared effective by the Commission. A prospectus supplement reflecting the terms of the Securities, the terms of the offering thereof and the other matters set forth therein has been prepared or will be prepared and will be filed in accordance with the provisions of paragraph (b) of Rule 424 ("Rule 424(b)") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424(b), is hereinafter called the "Prospectus Supplement." Such registration statements, as amended at the date hereof, including all documents incorporated or deemed to be incorporated by reference therein and the exhibits thereto, and schedules thereto, if any, are hereinafter called the "Registration Statement" and the basic prospectus included therein and relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is hereinafter called the "Prospectus," except that if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424(b), the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement or the Prospectus or any amendment or supplement to either of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "stated," "described," "discussed" or "set forth" in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

     SECTION 1. Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof and agrees with each Underwriter, as follows:

          (i) Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus, in each case as amended or supplemented, relating to such Preferred Shares;

          (ii) Compliance with Registration Requirements. The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Preferred Shares;

          (iii) Form S-3 Eligibility. The Company meets the requirements for use of Form S-3 under the 1933 Act and has filed with the Commission one or more registration statements on Form S-3, including a prospectus relating to the Preferred Shares and other securities of the Company for the registration of such securities under the 1933 Act and such registration statements have been declared effective by the Commission;

          (iv) No Material Adverse Change in Business. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been any change in the capitalization or long-term debt of the Company or any material adverse change in or affecting the condition, financial or otherwise, or the earnings or business affairs (a "Material Adverse

     Effect") of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

          (v) Good Standing of the Company. The Company is a real estate investment trust duly formed and existing under the laws of the State of Maryland in good standing with the State Department of Assessments and Taxation of Maryland ("SDAT"), with trust power to own, lease and operate its properties and to conduct its business substantially as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole;

          (vi) Qualification as a REIT. The Company is organized and, commencing with its taxable year ended December 31, 1993, has operated in conformity with the requirements for qualification as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and currently intends to operate in a manner which allows the Company to continue to meet the requirements for taxation as a REIT under the Code;

          (vii) Good Standing of the Operating Partnership. Vornado Realty L.P. (the "Operating Partnership") has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has partnership power and authority to own, lease and operate its properties and to conduct its business substantially as described in the Prospectus and is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect on the Operating Partnership; all of the issued and outstanding limited partnership interests in the Operating Partnership have been duly authorized and validly issued and are fully paid and (except for the general partner interest) nonassessable; the Company is the sole general partner of, and owned an approximately 88.4% common limited partnership interest in, the Operating Partnership as of June 30, 2005;

          (viii) Good Standing of Subsidiaries. Each subsidiary of the Company, other than the Operating Partnership, which is covered in paragraph (vii) above, has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its organization and has power and authority to own, lease and operate its properties and to conduct its business substantially as described in the Prospectus and is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company or the Operating Partnership, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole and except as disclosed in the Prospectus;

          (ix) Capitalization. The Company has an authorized capitalization as set forth in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 (except for (a) subsequent issuances, if any, pursuant to this Agreement or pursuant to the terms of reservations, agreements or employee benefit plans, including, without limitation, dividend reinvestment plans and employee or director stock option plans or as otherwise described in the Prospectus or the exercise of options outstanding on the date hereof and (b) subsequent amendments to its Declaration of Trust);

          (x) Authorization and Description of the Preferred Shares. The Preferred Shares have been duly authorized, and, when the Initial Securities are issued and delivered pursuant to this Agreement and, in the case of any Option Securities, pursuant to over-allotment options with respect to such Preferred Shares, such Securities will be duly and validly issued and fully paid and nonassessable; the Preferred Shares conform to the description thereof contained in the Prospectus under the caption "Description of Shares of Beneficial Interest of Vornado Realty Trust" and the Securities will conform to the description thereof contained in the Prospectus Supplement under the caption "Description of the Series I Preferred Shares" and such description will conform to the rights set forth in the Articles Supplementary designating the Securities in each case in all material respects;

          (xi) Absence of Conflicts and Defaults. The issue and sale of the Preferred Shares and each over-allotment option, if any, and the compliance by the Company with all of the provisions of this Agreement and each over-allotment option, if any, and the consummation of the transactions contemplated herein have been duly authorized by all necessary trust action of the Company and, except as would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Amended and Restated Declaration of Trust, as amended, or Bylaws of the Company or (except as where such violation would not cause a Material Adverse Effect on the Company and its subsidiaries taken as a whole or any adverse effect on the Company's ability to consummate the transactions contemplated hereby) any statute or any order, rule or regulation of any court or governmental authority, agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Preferred Shares or the consummation by the Company of the transactions contemplated by this Agreement or any over-allotment option, except such as have been, or will have been prior to the Closing Time and each Date of Delivery (as defined in Section 2(b) hereof), obtained under the 1933 Act and the 1933 Act Regulations and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Preferred Shares by the Underwriters;

          (xii) Authorization of this Underwriting Agreement. This Agreement has been duly authorized by all necessary trust action of the Company and all necessary partnership action of the Operating Partnership and has been executed and delivered by the Company and the Operating Partnership;

          (xiii) Absence of Proceedings. Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been so filed, except where the failure to file such exhibit would not amount to an untrue statement of a material fact or omission of a statement of a material fact required to make the statements in the Registration Statement not misleading in light of the circumstances under which they were made;

          (xiv) No Violations or Defaults. Neither the Company nor any of its subsidiaries is in violation of its organizational documents or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, which default would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole;

          (xv) Accuracy of Certain Descriptions. The statements set forth in the Prospectus under the captions "Description of Shares of Beneficial Interest of Vornado Realty Trust," "Description of the Series I Preferred Shares," "Federal Income Tax Considerations," "Plan of Distribution" and "Underwriting," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair summaries in all material respects;

          (xvi) Investment Company Act. Neither the Company nor the Operating Partnership is subject to registration as an "investment company" under the Investment Company Act;

          (xvii) Independent Public Accountants. Deloitte & Touche LLP, who have certified certain financial statements and financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, are an independent public accounting firm with respect to the Company as required by the 1933 Act and the 1933 Act Regulations;

          (xviii) Financial Statements. The financial statements and the financial statement schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as at the dates indicated, the results of their operations for the periods specified and the information required to be stated therein; and said financial statements and financial statement schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data included or incorporated by reference in the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the consolidated financial statements included or incorporated by reference in the Registration Statement. Any pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and present fairly the information shown therein; the pro forma adjustments, if any, have been properly applied to the historical amounts in the compilation of such statements, and in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

          (xix) Title to Property. Except as otherwise disclosed in the Prospectus, and except as would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole: (i) each of the Company and its subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by such party; (ii) all of the leases under which the Company or any of its subsidiaries holds or uses real property or assets as a lessee are in full force and effect, and neither the Company nor any of its subsidiaries is in material default in respect of any of the terms or provisions of any of such leases and no claim has been asserted by anyone adverse to any such party's rights as lessee under any of such leases, or affecting or questioning any such party's right to the continued possession or use of the leased property or assets under any such leases; (iii) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets of the Company or any of its subsidiaries that are required to be disclosed in the Prospectus are disclosed therein; (iv) neither the Company, any of its subsidiaries nor, to the knowledge of the Company, any lessee of any portion of any such party's properties is in default under any of the leases pursuant to which the Company or any of its subsidiaries leases its properties to third parties and neither the Company nor any of its subsidiaries knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (v) no tenant under any lease pursuant to which the Company or any of its subsidiaries leases its properties has an option or right of first refusal to purchase the premises leased thereunder; (vi) to the best of its knowledge, each of the properties of the Company or any of its subsidiaries complies with all applicable codes and zoning laws and regulations; and (vii) neither the Company nor any of its subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size or use of, improvements or construction on or access to the properties of the Company or any of its subsidiaries;

          (xx) Environmental Laws. Except as otherwise disclosed in the Prospectus, or as is not reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole:

               A. each of the Company and its subsidiaries is in compliance with all applicable laws relating to pollution or the discharge of materials into the environment, including common law standards of conduct relating to damage to property or injury to persons caused by such materials ("Environmental Laws"), each of the Company and its subsidiaries currently holds all governmental authorizations required under Environmental Laws in order to conduct their businesses as described in the Prospectus, and neither the Company nor any of its subsidiaries has any basis to expect that any such governmental authorization will be modified, suspended or revoked, or cannot be renewed in the ordinary course of business;

               B. there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release, or disposal of any material (including radiation and noise), that could reasonably be expected to form the basis of any claim (whether by a governmental authority or other person or entity) under Environmental Laws for cleanup costs, damages, penalties, fines, or otherwise, against any of the Company or its subsidiaries, or against any person or entity whose liability for such claim may have been retained by any of the Company or its subsidiaries, whether by contract or law; and

               C. the Company and its subsidiaries have made available to the Representatives or counsel for the Underwriters all material studies, reports, assessments, audits and other information in their possession or control relating to any pollution or release, threatened release or disposal of materials regulated under Environmental Laws on, at, under, from or transported from any of their currently or formerly owned, leased or operated properties, including, without limitation, all information relating to underground storage tanks and asbestos containing materials.

          (xxi) No Stabilizing Actions. Except as in compliance with Regulation M, neither the Company nor the Operating Partnership has taken, and neither the Company nor the Operating Partnership will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Preferred Shares.

          (xxii) No Fiduciary Duty. The Company hereby acknowledges that (a) each Underwriter is acting as principal and not as an agent or fiduciary of the Company and (b) the Company's engagement of the Underwriters in connection with the Offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any Underwriter has advised or is currently advising the Company on related or other matters).

     (b) Officers' Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     SECTION 2. Sale and Delivery to the Underwriters; Closing.

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriters, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,050,000 Preferred Shares at the price per share set forth in Schedule B. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery for the Option Securities (a "Date of Delivery") shall be determined by Morgan Stanley on behalf of the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Morgan Stanley on behalf of the Underwriters in its discretion shall make to eliminate any sales or purchases of fractional sales.

     (c) Payment. Payment of the purchase price for, and delivery through the facilities of The Depository Trust Company ("DTC") of certificates for, the Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 or at such other place as shall be agreed upon by Morgan Stanley on behalf of the Underwriters and the Company, at 9:00 A.M. (Eastern time) on the sixth business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by Morgan Stanley on behalf of the Underwriters and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by Morgan Stanley on behalf of the Underwriters and the Company, on each Date of Delivery as specified in the notice from Morgan Stanley to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery through the facilities of DTC to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.

     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     (e) Offering by the Underwriters. It is understood that each Underwriter proposes to offer the Securities for sale to the public as set forth in the Prospectus, and each Underwriter hereby represents and warrants to, and agrees with the Company that it will offer and sell the Securities upon the terms and conditions set forth in Annex I to this Agreement.

     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

     (a) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Representatives will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

     During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will inform the Representatives of its intention to file any amendment to the Registration Statement or any supplement to the Prospectus; will furnish the Representatives with copies of any such amendment or supplement a reasonable time in advance of filing; and will not file any such amendment or supplement in a form to which the Representatives or counsel to the Underwriters shall reasonably object (it being understood that the terms "amendment" and "supplement" do not include documents filed by the Company pursuant to the 1934 Act).

     (b) Delivery of Prospectus. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

     (c) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus, except where the failure to comply will not adversely affect the distribution of the Securities. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary for the Company to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (d) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (e) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

     (f) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

     SECTION 4. Payment of Expenses.

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the

Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation and printing of this Agreement, any Agreement among the Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to DTC or its designated custodian or the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification, if any, of the Securities under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Blue Sky Survey and any supplement thereto, if any, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange. It is understood, however, that, except as provided in this Section and Section 6 hereof, each Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock or other transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers of the Securities such Underwriter may make.

     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. No stop order suspending the effectiveness of the Registration Statement shall have been issued and shall continue to be in effect under the 1933 Act or proceedings therefore initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations.

     (b) Opinions of Counsel for the Company. At Closing Time, the Representatives shall have received the opinion and letter, dated as of Closing Time, of Sullivan & Cromwell LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the

Underwriters, together with signed or reproduced copies of such opinion and letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto.

     (c) Opinion of Special Maryland Counsel for the Company. At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Venable, LLP, special Maryland counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto.

     (d) Opinion of Counsel for the Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to certain legal matters relating to this Agreement and such other related matters as the Underwriters may request. In giving such opinion such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in or affecting the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chairman or President and the Executive Vice President - Finance and Administration, Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and shall be in effect and no proceedings for that purpose have been instituted or, to the best of such officers' knowledge, are pending or are contemplated by the Commission.

     (f) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (g) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (h) Maintenance of Rating. At Closing Time, the Securities shall be rated at least Baa3 by Moody's Investor's Service and BBB- by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other securities.

     (i) Approval of Listing. At Closing Time, either (i) the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance, or (ii) if trading on the New York Stock Exchange is to be delayed, the Company shall have filed an application for listing of the Securities on the New York Stock Exchange.

     (j) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

          (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the Chairman or President and of the Executive Vice President - Finance and Administration, Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

          (ii) Opinions of Counsel for the Company. The opinion and letter of Sullivan & Cromwell LLP, counsel for the Company, together with the opinion of Venable, LLP, special Maryland counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b) and 5(c) hereof.

          (iii) Opinion of Counsel for the Underwriter. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

          (iv) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

          (v) No Downgrading. Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded the Securities or of any of the Company's other securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of any of the Company's securities.

     (k) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.

     (a) Indemnification of Underwriters. The Company and the Operating Partnership each agree to indemnify and hold harmless each Underwriter, their respective officers or directors, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or the Prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in the Prospectus, any such amendment or supplement thereto or any such other document was corrected in the Prospectus or the Prospectus as then amended or supplemented if the Company has furnished prior to such confirmation sufficient copies thereof to such Underwriter.

     (b) Indemnification of Company, Operating Partnership, Trustees, Partners and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Operating Partnership, their respective trustees, partners or officers, including without limitation, each of the officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment thereto) in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with Section 6(a)(iii) hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, (iii) such indemnifying party, if it has not theretofore paid such reimbursement, is requested again to pay reimbursement at least five, but not more than ten, days prior to such settlement being entered into, and (iv) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus Supplement, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each officer or director, as the case may be, of each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee, partner or officer, as the case may be, of the Company or the Operating Partnership, including without limitation each officer who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Partnership, as the case may be.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any controlling person of an Underwriter, or by or on behalf of the Company or the Operating Partnership or any officer or trustee or partner or controlling person of the Company or the Operating Partnership, and shall survive delivery of the Securities to the Underwriters.

     SECTION 9. Termination of Agreement.

     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in or affecting the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to commence or continue the offering of the Securities to the public or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of such exchanges or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) there shall have been any downgrading in the rating assigned to the Securities or any of the Company's other securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential downgrading in any such rating.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters.

     (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase under this Agreement, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they has so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Closing Time for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in the Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement.

     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives or the Company, or both, as provided in subsection (a) above, the number of Securities which remains unpurchased does not exceed one-tenth of the number of the Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the full amount of Securities which such Underwriter agreed to purchase under this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase under this Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives or the Company, or both, as provided in subsection (a) above, the number of Securities which remains unpurchased exceeds one-tenth of the number of the Securities to be purchased on such date, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the party of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters provided in Section 4 hereof and the indemnity and contribution agreements in Sections 6 and 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Morgan Stanley & Co. Incorporated, 1585 Broadway, 29th Floor, New York, New York 10036, and by facsimile to (212) 507-6954, Attention: Investment Banking Information Center; and notices to the Company and the Operating Partnership shall be directed to it at 888 Seventh Avenue, New York, New York 10019, attention of the Executive Vice President - Finance and Administration, Chief Financial Officer.

     SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Operating Partnership and their respective successors and the controlling persons and officers, trustees and partners referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers, trustees and partners and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Operating Partnership in accordance with its terms.

                                        Very truly yours,

                                        VORNADO REALTY TRUST


                                        By: /s/ Michael D. Fascitelli
                                            ------------------------------------
                                        Name: Michael D. Fascitelli
                                        Title: President


                                        VORNADO REALTY L.P.

                                        By: Vornado Realty Trust,
                                            its General Partner


                                        By: /s/ Michael D. Fascitelli
                                            ------------------------------------
                                        Name: Michael D. Fascitelli
                                        Title: President

CONFIRMED AND ACCEPTED,
as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED
UBS SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

For themselves and as Representatives
of the other Underwriters named in
Schedule A hereto.

BY: MORGAN STANLEY & CO. INCORPORATED


By: /s/ Michael Fusco
    --------------------------------
Name: Michael Fusco
Title: Executive Director

                                   SCHEDULE A

              Name of Underwriters                Number of Initial Securities
              --------------------                ----------------------------
Morgan Stanley & Co. Incorporated                            883,750
UBS Securities LLC                                           883,750
Merrill Lynch, Pierce, Fenner & Smith
Incorporated                                                 883,750
Bear Stearns & Co. Inc.                                      883,750
Citigroup Capital Markets Inc.                               883,750
Wachovia Capital Markets, LLC                                883,750
Deutsche Bank Securities Inc.                                350,000
JPMorgan Securities Inc.                                     350,000
A.G. Edwards & Sons, Inc.                                     52,500
Banc of America Securities LLC                                52,500
BB&T Capital Markets, a division of Scott &
Stringfellow, Inc.                                            52,500
RBC Dain Rauscher                                             52,500
H&R Block Financial Advisors, Inc.                            52,500
HSBC Securities (USA) Inc.                                    52,500
KeyBanc Capital Markets, A Division of McDonald
Investments Inc.                                              52,500
Legg Mason Wood Walker, Incorporated                          52,500
Oppenheimer & Co. Inc.                                        52,500
Piper Jaffray & Co.                                           52,500
Charles Schwab & Co., Inc.                                    52,500
TD Waterhouse Investor Services, Inc.                         52,500
Wells Fargo Brokerage Services, LLC                           52,500
Advest, Inc.                                                  17,500
Robert W. Baird & Co. Incorporated                            17,500
William Blair & Company L.L.C.                                17,500
D.A. Davidson & Co.                                           17,500
Davenport & Company LLC                                       17,500
J.J.B. Hilliard, W.L. Lyons, Inc.                             17,500
Janney Montgomery Scott LLC                                   17,500
McGinn, Smith & Co. Inc.                                      17,500
Mesirow Financial, Inc.                                       17,500
Morgan Keegan & Company, Inc.                                 17,500
Pershing LLC                                                  17,500
Raymond James & Associates, Inc.                              17,500
Ryan Beck & Co., Inc.                                         17,500
Southwest Securities, Inc.                                    17,500
Stifel, Nicolaus & Company, Incorporated                      17,500
SunTrust Capital Markets, Inc.                                17,500


                                     Sch A-1

Wedbush Morgan Securities Inc.                                17,500
Ziegler Capital Markets Group                                 17,500
                                                           ---------
   TOTAL                                                   7,000,000
                                                           =========

                                   SCHEDULE B

                              VORNADO REALTY TRUST

  6.625% SERIES I CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST

TITLE OF DESIGNATED SHARES:
     6.625% Series I Cumulative Redeemable Preferred Shares of Beneficial
     Interest

NUMBER OF DESIGNATED SHARES:
     NUMBER OF FIRM SHARES: 7,000,000
     MAXIMUM NUMBER OF OPTIONAL SHARES: 1,050,000

PUBLIC OFFERING PRICE:
     $25.00 per Share, plus accrued dividends, if any, from but excluding the date of original issue, if settlement occurs after that date.

PURCHASE PRICE BY UNDERWRITERS:
     $24.2125 per Share, plus accrued dividends, if any, from but excluding the date of original issue, if settlement occurs after that date.

UNDERWRITING DISCOUNT:
     $0.7875 per Share

FORM OF DESIGNATED SHARES:
     Book-Entry Only through DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:
     Wire transfer of same day funds.

TIME OF DELIVERY:
     9:00 a.m. (New York City time), August 31, 2005

CLOSING LOCATION:
     Skadden, Arps, Slate, Meagher & Flom LLP
     Four Times Square, New York, New York 10036

NAME AND ADDRESS OF DESIGNATED REPRESENTATIVES:
     Designated Representatives: Morgan Stanley & Co. Incorporated

     Address for Notices, etc.: Morgan Stanley & Co. Incorporated
                                1585 Broadway, 29th Floor
                                New York, New York 10036
                                Facsimile: (212) 507-6954
                                Attention: Investment Banking Information Center


                                     Sch B-1

DIVIDENDS:

     Cumulative at the annual rate of 6.625% per share on the liquidation preference of the Series I Preferred Shares payable quarterly in arrears on the first calendar day of January, April, July and October of each year, commencing October 1, 2005.

LIQUIDATION PREFERENCE:

     $25.00 per share, plus an amount equal to accrued and unpaid dividends (whether or not earned or declared).

RANKING:

     The Series I Preferred Shares will rank senior to the Company's common shares of beneficial interest and any other junior stock that the Company may issue in the future and equal to the Company's Series A Convertible Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series F Preferred Shares, Series G Preferred Shares, Series H Preferred Shares and any other parity stock that the Company may issue in the future, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. The Company will acquire Series I Pass-Through Preferred Units of the Operating Partnership (with terms mirroring the terms of the Series I Preferred Shares) in exchange for the cash proceeds from the sale of the Series I Preferred Shares. Series I Pass-Through Preferred Units will rank senior to all classes of Operating Partnership units and on a parity with certain other units in the Operating Partnership, with respect to payment of dividends and amounts upon liquidation, dissolution or winding up of the Operating Partnership.

CONVERSION RIGHTS:

     The Series I Preferred Shares are not convertible or exchangeable for any property or other securities of the Company.

REDEMPTION AT OPTION OF THE COMPANY:

     Except in certain circumstances relating to the preservation of the Company's status as a REIT, the Series I Preferred Shares are not redeemable prior to August 31, 2010. On and after August 31, 2010, the Series I Preferred Shares will be redeemable by the Company at a redemption price of $25.00 per share, plus any accrued and unpaid dividends through the date of redemption. The Series I Preferred Shares have no maturity date and will remain outstanding indefinitely unless redeemed.

VOTING RIGHTS:

     Holders of the Series I Preferred Shares generally will have no voting rights. However, if dividends on the Series I Preferred Shares are in arrears for six quarterly dividend periods, the holders of the Series I Preferred Shares (voting separately as a class with holders of all other series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will have the right to elect two additional trustees to serve on the Company's Board of Trustees until such dividend arrearage is eliminated. In addition, the approval of two-thirds of the outstanding Series I Preferred Shares (voting separately as a class with holders of all other series of parity preferred stock upon which like voting rights have been conferred and are exercisable) is required in order to amend the Company's Amended and Restated Declaration of Trust and Articles Supplementary to affect materially and adversely the rights, preferences or voting powers of the holders of the Series I Preferred Shares or such parity shares or to authorize, create, or increase the authorized amount of, any class of stock having rights senior to the Series I Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up.

LISTING:

     New York Stock Exchange: "VNO Pr I"

CUSIP:

     929042877

ISIN:

     US9290428773

                                                                       Exhibit A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

     (i) The Company is a real estate investment trust duly formed and existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland;

     (ii) The Company has the trust power to own, lease and operate its properties and to conduct its business substantially as described in the Prospectus under the heading "Vornado Realty Trust and Vornado Realty L.P." and to enter into and perform its obligations under this Agreement;

     (iii) The Operating Partnership is a limited partnership existing under the laws of the State of Delaware and has the partnership power and authority to own, lease and operate its properties and conduct its business substantially as described in the Prospectus;

     (iv) The Securities have been duly authorized and validly issued and are fully paid and nonassessable;

     (v) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership;

     (vi) The Registration Statement has been declared effective under the 1933 Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending under the 1933 Act;

     (vii) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Securities by the Company to the Underwriters have been obtained or made; provided, however, that for purposes of this paragraph (vii), such counsel need not express any opinion with respect to state securities laws that may be applicable to the issuance, sale or delivery of the Securities;

     (viii) The execution and delivery by the Company and the Operating Partnership of this Agreement, the issuance of the Securities and the sale of the Securities by the Company to the Underwriters pursuant to this Agreement do not, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions herein contemplated will not (A) violate the Company's Amended and Restated Declaration of Trust or Bylaws or the certificate of limited partnership of the Operating Partnership, (B) violate any Federal or New York State court order or administrative decree known to such counsel or any Federal law of the United States or law of the State of New York applicable to the Company or the Operating Partnership, or

(C) result in a default under or breach of any agreement filed as an exhibit to the Company's most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K under Item 601
(b)(10) of Regulation S-K, subject, in the case of clauses (A), (B) and (C) of this paragraph (viii), to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; provided, however, that for purposes of this paragraph (viii), such counsel need not express any opinion with respect to Federal or state securities laws, other antifraud laws or fraudulent transfer laws or the Employee Retirement Income Security Act of 1974 and Related laws;

     (ix) Such counsel shall confirm the opinion that, commencing with its taxable year ending December 31, 1993, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, its manner of operations has enabled it to satisfy the requirements for qualification as a REIT for taxable years ending on or prior to the date hereof and its proposed method of operations will enable it to satisfy the current requirements for qualification and taxation as a REIT for subsequent taxable years; in providing such opinion, such counsel may rely (i) upon the statements and representations contained in certificates provided by the Company, Americold Realty Trust and Two Penn Plaza REIT, Inc., (ii) without independent investigation, upon statements and representations contained in a certificate provided by Alexander's, Inc., (iii) without independent investigation, upon an opinion of Shearman & Sterling concerning the qualification of Alexander's as a REIT for federal income tax purposes and (iv) upon any other certificates or opinions of counsel as deemed necessary or appropriate in rendering such opinion and subject to an analysis of the Code, Treasury Regulations thereunder, judicial authority and current administrative rulings and such other laws and facts as deemed relevant and necessary; and

     (x) Neither the Company nor the Operating Partnership is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     In giving this opinion, Sullivan & Cromwell LLP may state that such opinion is limited to the Federal laws of the United States of America, the laws of the State of New York, the laws of the State of Maryland and the Revised Uniform Limited Partnership Act of the State of Delaware, such counsel may rely as to matters of Maryland law on the opinion of Venable, LLP and such counsel express no opinion as to the effect of the laws of any other jurisdiction; and such counsel may rely as to certain matters, upon information obtained from public officials, officers of the Company and its subsidiaries and other sources believed by them to be responsible. Such counsel may assume that the certificates for the Securities conform to the specimen thereof examined by them and have been authenticated, that this Agreement has been duly authorized, executed and delivered by the Underwriter and that the signatures on all documents examined by them are genuine, assumptions which such counsel need not independently verify.

         FORM OF LETTER OF COMPANY'S COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

     (i) On the basis of the information that was gained in the course of the performance of the services referred to in their letter considered in the light of their understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience they have gained through their practice under the 1933 Act, such counsel are of the opinion that each part of the Registration Statement, when such part became effective, and the Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the 1933 Act and the 1933 Act Regulations; and that nothing that came to their attention in the course of their review has caused them to believe that, insofar as relevant to the offering of Securities, any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; also, nothing that has come to such counsel's attention in the course of certain procedures (as described in such opinion) has caused such counsel to believe that the Prospectus, as supplemented by the Prospectus Supplement, as of the date and time of delivery of such letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such opinion may state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Prospectus Supplement, except for those made under the captions "Description of Shares of Beneficial Interest of Vornado Realty Trust" and "Federal Income Tax Considerations" in the Prospectus and "Description of the Series I Preferred Shares" and "Federal Income Tax Considerations" in the Prospectus Supplement insofar as they relate to the provisions of documents or United States Federal tax law therein described, and that such counsel need not express any opinion or belief as to the financial statements or schedules or other financial data derived from accounting records contained in the Registration Statement or the Prospectus.

     (ii) Such counsel does not know of any litigation or governmental proceedings instituted or threatened against the Company or any of its consolidated subsidiaries that would be required to be disclosed in the Prospectus and is not so disclosed; and, insofar as relevant to the offering of Securities such counsel does not know of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Prospectus that are not so summarized.

                                                                       Exhibit B

                               FORM OF OPINION OF
                     SPECIAL MARYLAND COUNSEL TO THE COMPANY
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(c)

     (i) The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland;

     (ii) The Company has the trust power to own, lease and operate its properties and to conduct its business substantially as described in the Prospectus under the heading "Vornado Realty Trust and Vornado Realty L.P." and to enter into and perform its obligations under this Agreement;

     (iii) As of August 22, 2005, the Amended and Restated Declaration of Trust of the Company authorized the issuance of up to 620,000,000 shares, consisting of (A) 200,000,000 Common Shares, of which 140,375,337 Common Shares were issued and outstanding (excluding Common Shares issuable upon the exercise of outstanding options, the redemption of outstanding units of the Operating Partnership and the conversion of outstanding $3.25 Series A Convertible Preferred Shares of Beneficial Interest), (B) 110,000,000 preferred shares of beneficial interest, no par value per share, of which 23,376,072 were issued and outstanding, and (C) 310,000,000 excess shares of beneficial interest, par value $0.04 per share, of which none were issued and outstanding; and all of the issued and outstanding shares of beneficial interest of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and none of the outstanding shares of beneficial interest of the Company was issued in violation of any preemptive rights of any shareholder of the Company arising under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8") or the Declaration of Trust or Bylaws of the Company;

     (iv) The issuance and sale of the Securities to the Underwriters pursuant to this Agreement have been duly authorized, and, when issued and delivered by the Company against payment therefor pursuant to this Agreement and the resolutions of the Board of Trustees and the duly authorized committee thereof authorizing their issuance, the Securities will be validly issued, fully paid and nonassessable;

     (v) The statements under the heading "Description of Shares of Beneficial Interest of Vornado Realty Trust" in the Prospectus and "Description of the Series I Preferred Shares" in the Prospectus Supplement, to the extent that such statements purport to summarize or describe matters of Maryland law, summaries of legal matters, documents or proceedings or legal conclusions, have been reviewed by such counsel and are correct in all material respects;

     (vi) The Securities conform in all material respects as to matters of Maryland law to the description thereof contained under the caption "Description of Shares of Beneficial Interest of Vornado Realty Trust" in the Prospectus and "Description of the Series I Preferred Shares" in the Prospectus Supplement and the form of certificate evidencing the Securities is in due and proper form in accordance with Title 8;

     (vii) The issuance of the Securities is not subject to any preemptive or similar rights arising under Title 8, the Declaration of Trust or the Bylaws of the Company;

     (viii) No authorization, approval, consent or order of any court or governmental authority or agency of the State of Maryland is required in connection with the offering, issuance or sale of the Securities to the Underwriter, except such as may be required under the securities laws or regulations of any state or other jurisdiction, including the State of Maryland;

     (ix) This Agreement has been duly authorized by all necessary trust action of the Company, executed and, so far as is known to us, delivered by the Company on its own behalf and in its capacity as General Partner of the Operating Partnership;

     (x) The execution and filing of Articles Supplementary relating to the Securities (the "Articles Supplementary") have been duly authorized by the Company and the Articles Supplementary have been executed in accordance with Title 8 and have been filed with the SDAT; and

     (xi) The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein and the compliance by the Company with its obligations hereunder do not result in any violation of (A) the provisions of the Amended and Restated Declaration of Trust or Bylaws of the Company or (B) any applicable Maryland law or administrative regulation or, to the best knowledge of such counsel, administrative or court decree of the State of Maryland, except with respect to clause (B), such violations as would not have a material adverse effect on the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries.

     In giving these opinions, Venable, LLP may state that such opinions are limited to the laws of the State of Maryland and may rely (1) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company and (2) as to the qualification and good standing of the Company or any of its subsidiaries in any other jurisdiction, upon opinions of counsel in such other jurisdictions and certificates of appropriate government officials.

                                                                         Annex I

                              SELLING RESTRICTIONS

1. United Kingdom. Each Underwriter represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Preferred Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Preferred Shares, from or otherwise involving the United Kingdom.

2. European Economic Area. Each Underwriter represents and agrees that, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the European Union Prospectus Directive (the "EU Prospectus Directive") is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of Preferred Shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Preferred Shares to the public in that Relevant Member State at any time:

          (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than E43,000,000 and (3) an annual net turnover of more than E50,000,000, as shown in its last annual or consolidated accounts; or

          (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

     For the purposes of this provision, the expression an "offer of Preferred Shares to the public" in relation to any Preferred Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Preferred Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Preferred Shares, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.


                                    Annex I-1